Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,950
Unrealized Gain (Loss) on Market Value of Commodity Futures	(480,490)
Dividend Income	102
Interest Income	167
ETF Transaction Fees	350
Total Income (Loss)	$(475,921)

Expenses
General Partner Management Fees	$5,195
Professional Fees	10,618
Brokerage Commissions	255
Directors' Fees and insurance	1,016
NYMEX License Fee	103
Total Expenses	17,187
Expense Waiver	(10,954)
Net Expenses	$6,233
Net Income (Loss)	$(482,154)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/21	$7,953,587
Additions (100,000 Shares)	809,771
Net Income (Loss)	(482,154)

Net Asset Value End of Month	$8,281,204
Net Asset Value Per Share (1,050,000 Shares)	$7.89

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596